UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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AMERICAN SOFTWARE, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SOFTWARE, INC.

470 East Paces Ferry Road

Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, Atlanta, Georgia, on Monday, August 16, 2004 at 12:00 noon for the following purposes:

1.	To elect eight directors of the Company, three of whom will be elected by the holders of Class A Common Shares and five of whom will be elected by the holders of Class B Common Shares.

2.	To consider and transact such other business as may properly come before the meeting.

Only shareholders of record of the Company at the close of business on July 9, 2004 will be entitled to vote at the meeting.

Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James R. McGuone,

Secretary

July 30, 2004

IMPORTANT

We encourage you to attend the shareholders’ meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company’s expense in soliciting proxies.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

OF AMERICAN SOFTWARE, INC.

TO BE HELD AT

AMERICAN SOFTWARE, INC.

470 EAST PACES FERRY ROAD

ATLANTA, GEORGIA

ON AUGUST 16, 2004

This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders on Monday, August 16, 2004 at 12:00 noon and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about July 30, 2004.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted:

FOR—Election	of Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr. as Class A Directors.

In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders’ best judgment on such other business as may properly come before the meeting or any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting and the shareholder attending the meeting informs the Secretary of the Company of his or her intent to revoke the proxy.

VOTING SECURITIES

Record Date and Voting of Securities

The Board of Directors has fixed the close of business on July 9, 2004 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 9, 2004, the Company had outstanding and entitled to vote a total of 20,072,950 Class A Common Shares (“Class A shares”) and 3,549,994 Class B Common Shares (“Class B shares”).

Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above). A one-third quorum of 6,690,983 Class A shares and of 1,183,331 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting. A vote of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

Security Ownership

Five Percent Shareholders.    The only persons known by the Company to own beneficially more than 5% of the outstanding shares of common stock of either class of the Company are those set forth below. Unless otherwise noted, this information is as of July 9, 2004. The statements as to securities beneficially owned are based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(1)
CLASS A SHARES	James C. Edenfield c/o American Software, Inc. 470 East Paces Ferry Road, N. E. Atlanta, Georgia 30305	317,225	(2)(3)	1.6	%(4)

	Thomas L. Newberry c/o American Software, Inc. 470 East Paces Ferry Road, N. E. Atlanta, Georgia 30305	317,225	(2)(5)	1.6	%(4)

	Brown Capital Management, Inc. 1201 North Calvert Street Baltimore, Maryland 21202	3,041,800	(6)	15.2%

	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,173,355	(7)	5.8%

CLASS B SHARES	James C. Edenfield	3,549,994	(2)(8)	100.0%

	Thomas L. Newberry	3,549,994	(2)(9)	100.0%

(1)	Class A share percentages are based on an aggregate of 20,069,917 Class A shares, plus any shares issuable pursuant to options exercisable within 60 days (“60-day option shares”).

(2)	Each of Dr. Newberry and Mr. Edenfield have filed an amended Schedule 13G with the Securities and Exchange Commission stating that they, acting as a group, share voting power with respect to all shares beneficially held by them. Accordingly, Mr. Edenfield’s beneficially owned shares include shares of which Dr. Newberry is the record owner and Dr. Newberry’s 60-day option shares. Similarly, Dr. Newberry’s beneficially owned shares include shares of which Mr. Edenfield is the record owner or as to which he controls voting rights as well as Mr. Edenfield’s 60-day option shares.

(3)	Includes 120,000 shares that may be acquired upon the exercise of Mr. Edenfield’s own stock options exercisable within 60 days and 60,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power; also includes 137,225 Class A shares of which Dr. Newberry is the record owner or which are Dr. Newberry’s 60-day option shares, as to which Mr. Edenfield shares voting power. If all Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 3,867,219 Class A shares, which would represent approximately 16.2% of the total Class A shares that would be issued and outstanding after such conversion.

(4)	For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 64.1% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See “Record Date and Voting of Securities,” above.

(5)	Includes 96,000 shares that may be acquired upon the exercise of Dr. Newberry’s own stock options exercisable within 60 days; also includes 180,000 Class A shares of which Mr. Edenfield is the record owner or holder of voting power or which are Mr. Edenfield’s 60-day option shares, as to which Dr. Newberry shares voting power. If all Class B shares were converted into Class A shares, Dr. Newberry would beneficially own 3,867,219 Class A shares, which would represent approximately 16.2% of the total Class A shares that would be issued and outstanding after such conversion.

(6)	Based on Schedule 13G dated December 31, 2003 reporting as of December 31, 2003. Of this amount, the holder had sole voting power as to 1,995,900 shares and sole disposition power as to all 3,041,800 shares, which are owned by various investment advisory clients of the record holder.

(7)	Based on Schedule 13G dated February 6, 2004 reporting as of December 31, 2003. The record holder of these shares has reported that the shares are owned by its advisory clients, and that it disclaims beneficial ownership of the shares.

(8)	Includes 1,434,937 Class B shares of which Dr. Newberry is the record owner, as to which Mr. Edenfield shares voting power.

(9)	Includes 2,115,057 Class B shares of which Mr. Edenfield is the record owner, as to which Dr. Newberry shares voting power.

Directors and Executive Officers.    The following table shows the shares of common stock of the Company, both Class A and Class B, beneficially owned by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of July 9, 2004. The statements as to securities beneficially owned are based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

Name of Beneficial Owner or Description of Group	Shares Beneficially Owned			Percent of Class
	Class A		Class B	Class A(1)		Class B(1)
James C. Edenfield	317,225	(2)	3,549,994	1.6	%(3)	100.0	%(2)
Thomas L. Newberry	317,225	(4)	3,549,994	1.6	%(3)	100.0	%(4)
Jeffrey W. Coombs	192,750	(5)	-0-	1.0%		—
J. Michael Edenfield	538,500	(6)	-0-	2.6%		—
David H. Gambrell	96,000	(6)	-0-	0.5%		—
Dennis Hogue	32,000	(6)	-0-	0.2%		—
John J. Jarvis	32,000	(7)	-0-	0.2%		—
Vincent C. Klinges	187,256	(8)	-0-	0.9%		—
James B. Miller, Jr.	30,000	(9)	-0-	0.2%		—
Thomas L. Newberry, V	32,000	(6)	-0-	0.2%		—
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 Persons)	1,470,231	(10)	3,549,994	6.9%		100.0%

(1)	Share percentages are based on an aggregate of 20,069,917 Class A shares outstanding as of June 30, 2004, plus 60-day option shares held by the person or group in question. There were 3,549,994 Class B shares outstanding as of June 30, 2004.

(2)	See footnotes (2), (3) and (8) to the table under the caption “Five Percent Shareholders,” above.

(3)	For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 64.1% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See “Record Date and Voting of Securities,” above.

(4)	See footnotes (2), (5) and (9) to the table under the caption “Five Percent Shareholders,” above.

(5)	Includes 192,750 shares subject to options exercisable within 60 days.

(6)	Represents shares subject to options exercisable within 60 days.

(7)	Includes 21,000 shares subject to options exercisable within 60 days.

(8)	Includes 173,750 shares subject to options exercisable within 60 days.

(9)	Includes 20,000 shares subject to options exercisable within 60 days.

(10)	Includes 1,289,302 shares subject to options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

During fiscal 2004, Thomas L. Newberry, a Director of the Company, inadvertently filed one report on Form 4 later than the required filing dates under applicable rules for two separate transactions. Except for the foregoing, and based upon a review by the Company of filings made under Section 16(a) of the Exchange Act and representations from its directors and officers, all of the reports required to be filed during fiscal 2004 were filed on a timely basis.

ELECTION OF DIRECTORS

The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Of the eight directors to be elected, three are to be elected by the holders of the outstanding Class A shares and five are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr., the Class A director nominees. In the event any of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director.

It is anticipated that Mr. Edenfield and Dr. Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of James C. Edenfield, J. Michael Edenfield, David H. Gambrell, Dr. Thomas L. Newberry and Thomas L. Newberry, V as Class B directors. Thus, it is expected that James C. Edenfield, Thomas L. Newberry, J. Michael Edenfield, David H. Gambrell and Thomas L. Newberry, V will be elected as Class B directors.

The nominees for director, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

Name of Nominee	Age	Principal Occupation; Directorships	Year First Elected Director
CLASS A DIRECTORS:
Dennis Hogue(1)	51	Chief Executive Officer of Datatrac Corporation	2001

John J. Jarvis(2)	62	Executive Director of The Logistics Institute—Asia Pacific	2001

James B. Miller, Jr.(3)	64	Founder, Chairman, President, and Chief Executive Officer of Fidelity National Corporation, the parent company of Fidelity National Bank	2002
CLASS B DIRECTORS:
James C. Edenfield(4)	69	President, Chief Executive Officer and Treasurer of American Software, Inc. and American Software USA, Inc.; Chairman of Board of Directors of Logility, Inc.	1971

J. Michael Edenfield(5)	46	Executive Vice President of American Software, Inc. and President and Chief Executive Officer of Logility, Inc.; currently a Director of Logility, Inc. and INSIGHT, Inc.	2001

David H. Gambrell(6)	74	Partner, Gambrell & Stolz, LLP, Attorneys at law, Atlanta, Georgia	1983

Thomas L. Newberry(7)	71	Chairman of the Board of American Software, Inc.	1971

Thomas L. Newberry, V(8)	37	Founder and Chief Executive Officer of The 1% Club, Inc.	2001

(1)	Since July 2003, Mr. Hogue has served as Chief Executive Officer of Datatrac Corporation, a software developer and wireless communications provider for the expedited product delivery industry. From April 2002 to June 2003, he was Chief Executive Officer and President of Mercari Technologies, a provider of shelf-space optimization technology for the retail market. Mercari Technologies sold its principal assets in December 2002. Prior to joining Mercari Technologies, Mr. Hogue served as Chief Executive Officer of Global Food Exchange, a provider of web-based procurement solutions to the global food market, from January 2001 to March 2002. Prior to joining Global Food Exchange, he served as President and Chief Executive Officer of E3 Corporation, an international provider of inventory management solutions to the wholesale and retail market, from December 1999 to December 2000. Prior to serving as President and Chief Executive Officer of E3, Mr. Hogue served as Vice President of Sales of that company from November 1996 until April 1997 and President of North America for E3 from April 1997 to December 1999. He earned a Bachelor of Science degree in Psychology from Florida State University in 1974.

(2)	Dr. Jarvis is retired. From 2001 until January 1, 2004 he was Executive Director of The Logistics Institute—Asia Pacific, which is a collaboration between the National University of Singapore and the Georgia Institute of Technology. From 1990 to 2001, he was Chair of the School of Industrial and Systems Engineering at the Georgia Institute of Technology, where he has been a member of the faculty since 1968. Dr. Jarvis was co-founder of CAPS Logistics, Inc., a provider of software and consulting services in logistics, which in logistics, which was acquired by Baan NV in 1998. Dr. Jarvis has served as President of the Institute of Industrial Engineers (IIE), President of the Institute of Management Sciences (TIMS) and Secretary of the Operations Research Society of America (ORSA). He has served on the Councils of ORSA and TIMS and on the Boards of the Institute for Operations Research and Management Sciences and IIE. Dr. Jarvis earned a Bachelor of Science degree in Industrial Engineering in 1963 and a Masters of Science degree in Industrial Engineering in 1965, both from the University of Alabama, and a Ph.D. from Johns Hopkins University in 1968.

(3)	Mr. Miller is currently the Chairman of the Board, President and Chief Executive Officer of Fidelity Southern Corporation (formerly Fidelity National Corporation), the parent corporation of Fidelity Bank (formerly Fidelity National Bank), positions he has held since 1979. He has been Chairman of Fidelity Bank since 1998. He is Chairman of the Board of Fidelity National Capital Investors, Inc., and a director of Interface, Inc., a textile manufacturing company. Since 2003, Mr. Miller has been Chairman of the Board of Berlin American Company, a private real estate company. Mr. Miller holds a Bachelor of Arts Degree from Florida State University and an L.L.B. from Vanderbilt University Law School.

(4)	James C. Edenfield is a co-founder of the Company and has served as Chief Executive Officer since November 1989, and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology. Mr. Edenfield is the father of J. Michael Edenfield.

(5)	J. Michael Edenfield has served as President and Chief Executive Officer of Logility, Inc., a majority-owned subsidiary of the Company, since January 1997. From June 1994 until October 1997, he served as Chief Operating Officer of the Company. Mr. Edenfield has served as Executive Vice President of the Company from June 1994 to the present. From May 1987 to June 1994, Mr. Edenfield served in various positions with American Software USA, Inc., a wholly-owned subsidiary of the Company. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology.

(6)	Mr. Gambrell has been a practicing attorney since 1952, and is a partner in the law firm of Gambrell & Stolz, L.L.P., counsel to the Company. He served as a member of the United States Senate from the State of Georgia in 1971 and 1972. Mr. Gambrell holds a Bachelor of Science degree from Davidson College and a J.D. from the Harvard Law School.

(7)	Dr. Newberry is a co-founder of the Company and served as Co-Chief Executive Officer of the Company until November 1989. Prior to founding the Company, he held executive positions with several companies engaged in computer systems analysis, software development and sales, including Management Science America, Inc., where he was also a director. Dr. Newberry holds Bachelor, Master of Science and Ph.D. degrees in Industrial Engineering from the Georgia Institute of Technology. He is the father of Thomas L. Newberry, V.

(8)	Thomas L. Newberry, V founded The 1% Club, Inc. in October 1992 and has acted as its Chief Executive Officer since that time. The 1% Club sponsors programs designed to assist entrepreneurs and their families in accomplishing their goals. He is also the author of motivational books and audio programs dedicated to improving performance in business operations and salesmanship. Mr. Newberry earned a Bachelor of Science degree from Georgia State University in 1989.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A

SHAREHOLDERS VOTE “FOR” MESSRS. HOGUE, JARVIS AND MILLER.

IMPORTANT INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

From May 1, 2003 through April 30, 2004, the Board of Directors held five meetings and acted by unanimous written consent on two occasions. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

Each of Mr. James C. Edenfield and Dr. Thomas L. Newberry have filed amendments to their respective Schedule 13Gs with the Securities and Exchange Commission stating that they, acting as a group, share voting power with respect to all shares beneficially held by them because they have established a practice of consulting with each other regarding the voting of such shares. As a result, the Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules. Please see “Security Ownership—Voting Securities,” above. Therefore, the Company is not subject to the provisions of Rule 4350(c) of the Nasdaq Marketplace Rules that would otherwise require the Company to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee, composed solely of independent directors; (iv) compensation of the Company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

In light of the voting power of Mr. Edenfield and Dr. Newberry, and in view of the fact that Board vacancies occur infrequently, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of shareholders. Each member of the Board participates in this process. It is the view of the Board that this function has been performed effectively by the Board, and that it is appropriate for the Company not to have a separate nominating committee or charter for this purpose. The Board has further determined that it would not be productive to have a fixed policy with respect to consideration of candidates recommended by security holders. However, if a shareholder communication includes a recommendation of a candidate for director, the Board will consider that candidate along with any other candidates for a Board position.

Candidates for membership on the Board are recommended by current members of the Board or management. When evaluating candidates for membership on the Board, the Board considers a number of factors, including:

•	business expertise and skills;

•	understanding of the Company’s business and industry;

•	judgment and integrity;

•	educational and professional background; and

•	commitments to other businesses and responsibilities.

Shareholders may contact the Board or any of the individual directors by writing to them c/o Mr. Vincent C. Klinges, Chief Financial Officer, American Software, Inc., 470 East Paces Ferry Road, Atlanta, Georgia 30305. Inquiries sent by mail may be sorted and summarized by Mr. Klinges or his designee before they are forwarded to the addressee.

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meetings of shareholders, all of the directors are encouraged to attend such meetings. All of the Company’s directors were in attendance at the 2003 Annual Meeting.

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Company’s website at www.amsoftware.com/marketing.

The Board of Directors has an Audit Committee, which presently consists of Messrs. Miller (Chairman), Hogue and Jarvis. The Audit Committee held four meetings during fiscal 2004. The Rules of the Nasdaq Stock Market (“Nasdaq Rules”) require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the Nasdaq Rules. The Board of Directors has determined that all of the Audit Committee members meet the Nasdaq definition of “independent.”

The Company’s Audit Committee Charter, attached to this Proxy Statement as Appendix A, outlines the composition requirements of the Audit Committee as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to provide assistance to the Company in connection with the financial reporting process. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants’ audit, monitoring the adequacy of the Company’s accounting, financial and operating controls, reviewing from time to time the Company’s periodic financial statements and other financial reports with management and with the independent auditors, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent auditors the financial statements to be included in the Company’s annual report. The Board of Directors has determined that James B. Miller, Jr., Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

The Board has a Compensation Committee, consisting of David H. Gambrell and Thomas L. Newberry. The Compensation Committee met on three occasions during fiscal 2004. See “Certain Information Regarding Executive Officers and Directors—Report on Executive Compensation,” below, for a discussion of the Compensation Committee and the functions it performs.

Two different committees of the Board administer the 2001 Stock Option Plan, depending on whether the option grant is to an officer or director or to other employees. The Special Stock Option Committee, which consists of David H. Gambrell and Dr. Thomas L. Newberry, as members of the Compensation Committee, administers stock option grants to executive officers and directors. The Stock Option Committee, which consists of James C. Edenfield and Dr. Thomas L. Newberry, administers grants to other employees. The functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith. During fiscal 2004, these Committees took no formal or informal action and held no meetings with respect to the Company’s 2001 Stock Option Plan.

CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the other executive officers of the Company whose annual compensation exceeded $100,000 during fiscal 2004 (referred to herein as the “named executive officers”), for the fiscal years ended April 30, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Salary ($)	Bonus or Other Annual Compensation ($)		Long-Term Compensation Awards/Number of Option Shares Granted		All Other Compensation ($)(1)
James C. Edenfield,	2004	434,500	14,850		—		948	(2)(3)
President and Chief Executive Officer	2003 2002	434,500 434,500	-0- 266,350		120,000 120,000		66,332 70,477	(3)(4) (3)(5)

J. Michael Edenfield,	2004	259,200	156,690		—		2,040	(8)
Executive Vice President; President and Chief Executive Officer of Logility, Inc. (6)	2003 2002	259,200 259,200	143,667 100,205		150,000 150,000	(7) (7)	2,040 2,040	(8) (8)

Jeffrey W. Coombs,	2004	181,948	4,500		—		-0-
Senior Vice President of American Software USA, Inc.	2003 2002	181,948 181,948	-0- 72,500	(9)	65,000 40,000		-0- -0-

Vincent C. Klinges,	2004	150,000	5,500		—		-0-
Chief Financial Officer of the Company and of Logility, Inc. (10)	2003 2002	150,000 150,000	-0- 64,351		65,000 65,000		-0- 1,688	(11)

(1)	The aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.

(2)	Compensation for 2004 does not include any economic benefit of a split dollar life insurance policy acquired by the Company in fiscal 2000 on the life of Mr. Edenfield (the “split dollar policy”), as the Company has not yet paid the premium for 2004.

(3)	Each of these amounts includes $948 reimbursed for medical insurance coverage obtained through the Company and paid by the executive officer.

(4)	Of this amount $65,384 represents the economic benefit in fiscal 2003 of the split dollar policy.

(5)	Of this amount $69,529 represents the economic benefit in fiscal 2002 of the split dollar policy.

(6)	Logility, Inc. is an 86%-owned subsidiary of the Company. All the fiscal 2004, 2003 and 2002 annual salary and bonus amounts were paid by Logility.

(7)	Includes 20,000 stock option shares granted by Logility.

(8)	Each of these amounts includes $2,040 reimbursed to Mr. Edenfield for medical insurance coverage obtained through the Company and paid by him.

(9)	$32,500 of this amount was paid during fiscal 2002 with respect to fiscal year 2001.

(10)	Thirty-two percent of Mr. Klinges’ salary and bonus shown in this table in both fiscal 2002 and fiscal 2003 and 30% of his salary and bonus in fiscal 2004 was paid by Logility.

(11)	This amount represents the matching payment amount by the Company into Mr. Klinges’ 401(k) Plan account.

Stock Option Plans

The Company has outstanding stock options granted pursuant to three stock option plans. The 1991 Employee Stock Option Plan (the “Employee Option Plan”) and the Directors and Officers Stock Option Plan (the “Directors and Officers Option Plan”) were adopted in 1991. These Plans were terminated effective September 1, 2000 and replaced by the 2001 Stock Option Plan (the “2001 Option Plan”). Options outstanding under the Employee Option Plan and the Directors and Officers Option Plan remain in effect, but no new options may be granted under those plans. The following sections describe these three stock option plans. All employees of the Company and its subsidiaries, totaling 275 persons as of June 30, 2004, are eligible to participate in the 2001 Option Plan.

1991 Employee Stock Option Plan.    On August 22, 1991, the Company adopted the 1991 Employee Stock Option Plan. This Plan was designed to provide certain key employees of the Company and its subsidiaries with additional incentives to increase their efforts on the Company’s behalf and remain in the employ of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from key personnel of the Company or a subsidiary, provided, however, that no director, officer or 10% shareholder of the Company was eligible to participate. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of June 30, 2004, there were outstanding under this Plan options to purchase 1,067,220 Class A shares.

Directors and Officers Stock Option Plan.    On August 22, 1991, the Company adopted the Directors and Officers Stock Option Plan. This Plan was designed to provide directors and officers of the Company and its subsidiaries with additional incentives to increase their efforts on the Company’s behalf and to remain in the employ of the Company or to remain as directors of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from among the directors and officers of the Company or a subsidiary. The number of options granted under this plan was determined with each grant. Further, each non-employee member of the Board of Directors received an automatic grant of nonqualified options to purchase 5,000 shares on April 30 and October 31 of each year. The option price for such grant was equal to the closing market price of the shares on the date of grant and were exercisable one year after grant. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of June 30, 2004, there were outstanding under this Plan options to purchase 707,969 Class A shares.

2001 Stock Option Plan.    The 2001 Stock Option Plan became effective September 1, 2000. This Plan was designed to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company’s business. Options to purchase Class A common shares are granted in the form of both incentive stock options and non-qualified stock options. The number of options granted under this plan is determined with each grant, except with respect to non-employee directors, who receive grants of non-qualified options to purchase 5,000 shares upon election and 3,000 shares at the end of each fiscal quarter. The price of such grants is equal to the closing market price of the shares on the date of grant. As of the close of business on June 30, 2004, the market value of the Common Stock was $6.09 per share. Options are exercised at any time within the option period, but no more than 10 years after the date of grant (or 5 years for incentive stock options granted to any person who owns 10% or more of the combined voting power of all classes of capital stock of the Company at the time of grant). A total of 2,975,000 shares are authorized for issuance pursuant to options granted under this Plan. As of June 30, 2004, there were outstanding under this Plan options to purchase 1,537,764 Class A shares.

Stock Option Committees.    Prior to its termination, the 1991 Employee Stock Option Plan was administered by the 1991 Employee Stock Option Plan Committee, consisting of Mr. Edenfield and Dr. Newberry. Prior to its termination, the Directors and Officers Stock Option Plan was administered by the

Compensation Committee. The 2001 Option Plan is administered by two separate committees: (i) the Special Stock Option Committee (comprised of David H. Gambrell and Thomas L. Newberry, as members of the Compensation Committee) is responsible for option grants to officers and directors, and (ii) the Stock Option Committee (comprised of Mr. Edenfield and Dr. Newberry) is responsible for other option grants.

The members of these Committees are not eligible to participate in the portion of the option plan that they administer, except pursuant to the formula option grant program for non-employee directors under the 2001 Option Plan. Under the option plans, the functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the respective option plans and adopt rules in connection therewith.

Stock Option Grants

During fiscal 2004, the Company did not grant any stock options to the named executive officers.

Stock Option Exercises and Outstanding Options

The following table contains information, with respect to (i) the number of stock options exercised during the last fiscal year, and the values realized in respect thereof, by the named executive officers, and (ii) the number of stock options and the value of said stock options held by the named executive officers as of April 30, 2004.

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Unexercised Options Exercisable/Unexercisable	Value of Unexercised In-the- Money Options Exercisable/Unexercisable(1)($)
Jeffrey W. Coombs	—	—	161,500 / 86,250	510,833 / 261,825
James C. Edenfield	363,000	1,148,149	30,000 / 180,000	80,400 / 515,060
J. Michael Edenfield	— —	— —	441,000 / 195,000(2) 110,000 / 5,000	1,254,070 / 568,815 188,240 / 52,250
Vincent C. Klinges	54,250 —	224,392 —	133,250 / 97,500(2) 5,000 / 0	339,283 / 284,408 0 / 0

(1)	The market price of Class A shares on April 30, 2004 was $5.80.
(2)	Represents number of unexercised stock options of Logility, Inc. The market price of Logility’s common stock on April 30, 2004 was $4.94.

Employment Agreement and Bonus Policy

From May 1, 1983 through April 30, 1995, the compensation of James C. Edenfield, President and Chief Executive Officer of the Company, was determined under an employment contract entered into by him and the Company on January 17, 1983, as subsequently amended. This contract provided for an annual base salary of $434,500, payable monthly, plus expenses and normal employee fringe benefits. In addition, the contract provided for an annual bonus of 5% of the increase of each fiscal year’s pre-tax earnings over the pre-tax earnings of the preceding fiscal year. The contract expired at the end of fiscal 1995, and since that time Mr. Edenfield has continued to be compensated on the same basis as applied under the contract. The Compensation Committee determined that the same contract terms would continue through fiscal 2004. Accordingly, during fiscal 2004, Mr. Edenfield’s salary was $434,500. He received a bonus of $14,850 under the bonus formula with respect to fiscal 2004. See “Report on Executive Compensation” for a detailed discussion of Mr. Edenfield’s compensation in fiscal 2004 and his compensation plan for fiscal 2005.

Pursuant to written plans, Jeffrey W. Coombs and Vincent C. Klinges had the potential to receive certain cash bonuses, the amounts of which will be determined on the basis of fiscal 2005 performance standards. For fiscal 2005, the bonus plans for Messrs. Coombs and Klinges again will have individualized incentive goals tied to increases in revenues and/or net income, either Company-wide or related to specific areas over which they have responsibility, or both. The compensation for J. Michael Edenfield is determined by the Compensation Committee of the Board of Directors of Logility, Inc.

Certain Transactions

For the first four months of fiscal 2004, the Company leased one of its office facilities from a partnership that is owned entirely by James C. Edenfield and Thomas L. Newberry under a lease that by its terms had expired December 31, 1996. An extension of that lease, on a month-to-month basis, had been approved by disinterested members of the Board of Directors. The lease was not extended beyond August 2003. The Company incurred expenses of approximately $100,000 in fiscal 2004 pursuant to this lease. The rental rate during fiscal 2004 was $17.00 per square foot. Management believes that the terms of the lease were fair to the Company.

The Company and Logility have previously entered into various agreements (the “Intercompany Agreements”), including a Services Agreement, a Facilities Agreement and a Tax Sharing Agreement. The Intercompany Agreements are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004, filed with the Securities and Exchange Commission. In fiscal 2004, Logility paid the following amounts to the Company under the terms of the Intercompany Agreements: Services Agreement—$1.1 million, and Facilities Agreement—$454,000. Under the Tax Sharing Agreement, Logility received no allocation of federal, state and local taxes for fiscal 2004.

As a result of the various transactions between the Company and Logility, amounts payable to and receivable from Logility arise from time to time. At April 30, 2004, there was a payable from Logility to the Company in the amount of $2,458,000.

Director Compensation

During fiscal 2004, the Company compensated Dr. Newberry, the Chairman of the Board, at the rate of $18,000 per annum, and other Directors who are not employed by the Company at the rate of $12,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended.

Directors are eligible to receive stock option grants under the Company’s 2001 Stock Option Plan. Under the terms of that Plan, newly-elected Directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each upon their initial election and 3,000 shares each as of the end of each fiscal quarter, with exercise prices equal to the market price on the dates of such grants. These options become exercisable one year after the date of grant and expire ten years after the date of grant. They do not terminate if the Director ceases to serve on the Board of the Company after the options become exercisable. Under this program, David H. Gambrell, Dennis Hogue, John J. Jarvis, James B. Miller, Jr., Thomas L. Newberry and Thomas L. Newberry, V each received options totaling 12,000 shares in fiscal 2004.

Compensation Committee Interlocks and Insider Participation

Mr. Gambrell and Dr. Newberry have been selected by the Board of Directors to serve on the Compensation Committee. Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which performs legal services for the Company and Logility, a majority-owned subsidiary of the Company. Legal fees in the amount of $215,834 were paid by the Company (including fees paid by Logility) to Gambrell & Stolz during fiscal year 2004 for legal services rendered, in addition to $19,800 in Director fees paid during that year for Mr. Gambrell’s service as a Director of the Company and as a member of Board committees.

Report on Executive Compensation

The following is the report of the Compensation Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2004.

Meetings.    The Compensation Committee met three times formally and conferred informally a number of times during fiscal year 2004. Informal conferences have been held among the members of the Committee, as well as with the Chief Executive Officer, concerning compensation matters within the Committee’s area of authority and responsibility.

Executive Compensation Philosophy.    The Committee believes that a compensation program which promotes the Company’s ability to attract, retain and motivate outstanding executives will help the Company meet its long-range objectives, thereby serving the interests of the Company’s shareholders. The compensation program of the Company for its executive officers is designed to achieve the following objectives:

•	Provide compensation opportunities that are competitive with those of companies of a similar size.

•	Create a strong connection between executives’ compensation and the Company’s annual and long-term financial performance.

•	Include above-average elements of financial risk through performance-based incentive compensation that offers an opportunity for above-average financial reward to executives.

Fiscal Year 2005 Compensation of Chief Executive Officer.    The Compensation Committee has the responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in stock option plans, and the re-evaluation and negotiation of his employment contract. In recent fiscal years, the Compensation Committee and the Chief Executive Officer, James C. Edenfield, have agreed to extend his existing compensation arrangement on a year-to-year basis. For the fiscal year 2005, the Committee again has decided to continue the Chief Executive Officer’s existing level of compensation, so that Mr. Edenfield will continue to receive a base salary of $434,500 and a bonus equal to 5% of the increase in the Company’s pre-tax earnings for fiscal 2005 over the pre-tax earnings for fiscal 2004. The Compensation Committee’s decision to continue this basis for compensation in fiscal 2005 reflects the belief of the Committee and Mr. Edenfield that the Chief Executive Officer’s compensation should continue to be tied substantially to growth in earnings and that the existing compensation arrangement meets that objective.

In extending these salary and bonus compensation terms for the Chief Executive Officer, the Committee is expressing its view that Mr. Edenfield is paid a reasonable current salary, and that by tying any potential bonus to growth in earnings, his interests will continue to be aligned with those of other shareholders. Moreover, the Committee notes that Mr. Edenfield is one of the largest shareholders of the Company, and to the extent his performance as CEO translates into an increase in the value of the Company’s shares, all shareholders, including Mr. Edenfield, will share the benefits.

The Committee, after careful deliberation, has decided to grant to Mr. Edenfield for fiscal 2005 an option to purchase 80,000 Class A shares under the 2001 Stock Option Plan, as additional compensation. The Committee believes that the number of option shares is appropriate in relation to his contributions to the Company’s performance and in relation to outstanding stock options and grants to other executive officers. The Committee is aware of evolving trends, particularly among public technology companies, away from compensatory stock options and toward alternate forms of equity and non-equity based incentive compensation. The Committee will continue to monitor these trends and developments in its evaluation of future compensation of Mr. Edenfield, as well as the compensation of other executive officers.

Fiscal Year 2004 Compensation of the Chief Executive Officer.    The Chief Executive Officer’s cash compensation in fiscal year 2004, both salary and bonus, was determined under the terms of the compensation arrangement described above. The Chief Executive Officer received a $14,850 bonus under the bonus formula with respect to fiscal 2004. The participation of the Chief Executive Officer and other executive officers of the Company in the 2001 Stock Option Plan was determined by the Compensation Committee, acting as the Special Stock Option Committee, based upon its authority to grant options under that Plan. The Committee determined not to grant stock options to the Chief Executive Officer or the other executive officers of the Company during fiscal 2004.

Split-Dollar Insurance Agreement.    During the early part of fiscal year 2000, the Committee completed its study of the long-range compensation plan for the Chief Executive Officer of the Company and proposed that the Company provide additional life insurance for the Chief Executive Officer, comparable to coverage provided by other companies to their chief executives. Pursuant to a Split-Dollar Agreement, the Company purchased life insurance policies on the life of Mr. Edenfield having a total face amount of $3,158,833, of which the Company is the owner and co-beneficiary and Mr. Edenfield’s designee is co-beneficiary. This Agreement provides obligations and benefits under which the employer and employee divide not only the costs of the policies, but the benefits thereunder, similar to such arrangements made between other like companies and their chief executive officers. The policies are assets of the Company, against which death benefits accrue to Mr. Edenfield. The term of the Split-Dollar Agreement extends through Mr. Edenfield’s employment with the Company. Following the Sarbanes-Oxley Act of 2002, the status of split-dollar life insurance policies for executive officers has been uncertain, but to date the SEC has not issued any guidance on this issue. The Committee continues to monitor this issue. In December 2003, the Committee approved a modification to the Split-Dollar Agreement, effective January 1, 2003, to conform the Split-Dollar Agreement to changes in applicable tax laws, to clarify certain other provisions and to provide that the Company may terminate the Agreement if legal counsel to the Company determines that the arrangements established under the Agreement are not permitted under applicable law or regulations. If the provisions of the Split-Dollar Agreement are not permitted under applicable laws or regulations, the Committee will work with Mr. Edenfield either to amend the Agreement to bring it into compliance or terminate the Agreement and replace this feature of his compensation.

Other Executive Officers.    The Compensation Committee has responsibility for the review of compensation of other executive officers of the Company, including executive officers of operating subsidiaries other than Logility, Inc. Compensation of Logility, Inc. executive officers is established or reviewed by the compensation committee of Logility’s Board of Directors. An exception to this rule is Vincent C. Klinges, who is Chief Financial Officer of both American Software and Logility, and whose compensation is reviewed by this Committee. This Committee also has the direct authority to grant stock options to these officers under the Company’s 2001 Stock Option Plan.

The Compensation Committee consults with the Chief Executive Officer in evaluating and establishing executive bonus plans for other executive officers, which plans are customized for each executive officer. To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information.

It has been the policy of the Company in consultation with the Compensation Committee to base a substantial portion of executive officer compensation upon the achievement of Company-wide and divisional goals, relating in some cases to growth in revenues, in some cases to growth in net income and in some cases to both of these factors, as well as other factors. The bonus plans for each of the most highly compensated executive officers reflected this approach in fiscal 2004, and are being formulated for fiscal 2005. During fiscal 2005, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria. Effective July 19, 2004 the Committee approved the grant of stock options to executive officers under the Company’s 2001 Stock Option Plan.

Limitations on Deductibility of Executive Compensation.    Since 1994, the Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to

$1 million per employee, subject to various exceptions, including compensation based on performance goals. The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will continue to monitor compensation levels closely, particularly in areas of incentive compensation. If the Company’s performance improves substantially, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan structured to take advantage of the tax deductibility provided for plans qualifying under the Act of 1993.

BY THE COMPENSATION COMMITTEE:

Thomas L. Newberry, Chairman

David H. Gambrell

Audit Committee Report:

The following is the Report of the Audit Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2004.

The Board of Directors has adopted, at its March 2004 meeting, a revised charter for the Audit Committee. A copy of the revised Charter is attached to this Proxy Statement as Exhibit A. As set forth in that charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the financial statements of the Company, to plan or conduct audits, or to determine that the financial statements of the Company are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls. The independent auditors of the Company are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the fiscal year 2004 audit, the Audit Committee: (1) reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2004 with Company management and KPMG LLP (“KPMG”), the independent auditors of the Company; (2) discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and (3) received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board No. 1. The Audit Committee discussed with KPMG the independence of KPMG from the Company.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2004 for filing with the Securities and Exchange Commission.

The Nasdaq listing requirements require audit committees to be composed of not less than three members who are “independent directors,” as that term is defined in the listing requirements. The Audit Committee believes that its members meet the definition of “independent directors” set forth in those rules.

BY THE AUDIT COMMITTEE:

James B. Miller, Jr., Chairman

Dennis Hogue

John J. Jarvis

STOCK PRICE PERFORMANCE GRAPH

The graph below reflects the cumulative shareholder return on the Company’s Class A shares compared to the return of the Nasdaq Composite Index and a peer group index on a monthly basis. The graph reflects the investment of $100 on April 30, 1999 in the Company’s Class A shares, the Nasdaq Stock Market—U.S. Companies (“Nasdaq Composite Index”) and in the Nasdaq Computer Index, a published industry peer group index. The Nasdaq Computer Index consists of 524 companies, including computer hardware and software companies that furnish computer programming and data processing services, and firms that produce computers, office equipment, and electronic components/accessories.

INDEPENDENT AUDITORS

General

During the fiscal year ended April 30, 2004, the Company engaged KPMG LLP (“KPMG”) to provide certain audit services, including the audit of the annual financial statements, a review of the quarterly financial data furnished by the Company to the SEC for the quarters ended July 31, 2003, October 31, 2003 and January 31, 2004, services performed in connection with filing this Proxy Statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent certified public accountants for the Company since 1983. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent certified public accountants.

The Company expects that representatives of KPMG will attend the Annual Meeting of Shareholders. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire. The Audit Committee has appointed KPMG as the independent auditors of the Company for the fiscal year ending April 30, 2005.

Audit Fees and All Other Fees

The aggregate fees billed to the Company by KPMG for services rendered during fiscal 2004 and fiscal 2003, including fees billed in connection with services rendered to Logility, Inc., are summarized below:

Audit Fees

Fees for audit services totaled approximately $381,900 in fiscal 2004 and approximately $348,000 in fiscal 2003, including fees associated with the annual audit and the reviews of quarterly reports on Form 10-Q.

Audit Related Fees

Fees for audit related services totaled approximately $21,700 in fiscal 2004 and approximately $31,000 in fiscal 2003. Audit related services principally included services related to employee benefit plans.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $101,700 in fiscal 2004 and $110,000 in fiscal 2003.

All Other Fees

The Company’s independent auditors did not receive fees for other services not described above in fiscal 2004 or in fiscal 2003.

The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to KPMG in fiscal 2004 and the proposed non-audit services and proposed fees for fiscal 2005 and determined that such services and fees are compatible with the independent status of such auditors. This consideration was exclusive of services and fees relative to Logility, Inc., as those were considered separately by the audit committee of the Logility board of directors.

During fiscal 2004, KPMG did not utilize any leased personnel in connection with the audit.

In accordance with the rules of Nasdaq and the SEC, the approval of the Audit Committee is required for all independent audit engagement fees and terms and all permitted non-audit engagements (including the fees and terms thereof) that the independent auditors perform for the Company. This authority does not extend to engagement fees and terms of engagement with respect to the engagement of independent auditors by Logility, Inc.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than April 1, 2005, directed to the attention of the Secretary, to be considered for inclusion in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

The Company will bear the cost of this solicitation of proxies. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

Copies of the 2004 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 9, 2004, ON REQUEST TO PAT McMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

By Order of the Board of Directors,

James R. McGuone, Secretary

Atlanta, Georgia

July 30, 2004

APPENDIX A

AMERICAN SOFTWARE, INC.

AUDIT COMMITTEE CHARTER

(Amended effective March 3, 2004)

I.	Organization and Composition.

There shall be an Audit Committee (the “Committee”) selected by the Board of Directors (the “Board”) that shall be composed of not less than three members of the Board. Subject to the right of the Board to elect one member who is not independent to the extent permitted by the listing requirements of Nasdaq, each member of the Committee shall be (1) determined by the Board to be “independent” of Company management under the listing requirements of Nasdaq and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (“SEC”) implementing Section 301 of the Sarbanes-Oxley Act of 2002 (as amended, “Sarbanes-Oxley Act”), and (2) free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All Committee members, either at the time of their appointment to the Committee or within a reasonable time thereafter, must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background such that he or she possesses the level of financial sophistication required by the Nasdaq listing requirements.

II.	Statement of Policy.

The purpose of the Committee is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. In addition, the Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the independent auditor’s qualifications and independence, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal accountants and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The independent auditor’s ultimate accountability shall be to the Board of Directors and the Committee, as representatives of the shareholders. The Committee’s ultimate authority and responsibility shall be to select, evaluate and, where appropriate, replace the independent auditor.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits, prepare and certify the Company’s financial statements, guaranty the independent auditors’ report or guaranty other disclosures by the Company. Management has responsibility for the preparation, presentation, completeness and integrity of the financial statements and for the appropriate use of accounting principles and reporting policies. The independent auditors are responsible for auditing the financial statements, expressing an opinion thereon in accordance with GAAP, and complying with all applicable law. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

III.	Meetings

The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall maintain minutes and other relevant documentation of all its meetings. The Committee shall submit the minutes of all meetings of the Committee to the Board and, where appropriate or necessary, discuss with the Board the matters discussed at Committee meetings.

IV.	Responsibilities and Processes.

(A)    The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of the Committee’s activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following are the principal recurring process of the Committee in carrying out its oversight responsibilities. These processes are a guide and may be supplemented by the Committee or the Board as it deems appropriate:

(1)	The Committee shall directly appoint, retain, compensate, evaluate and terminate the independent auditors of the Company. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. The Committee shall be directly responsible for overseeing the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditors shall report directly to the Committee.

(2)	The Committee, in its discretion, may appoint and delegate to one or more members of the Committee who are independent directors the authority to grant the pre-approvals of the Committee described in the preceding paragraph. The decisions of any member to whom the Committee delegates its pre-approval authority shall be presented to the full Committee at the next schedule meetings.

(3)	The Committee shall obtain, review and discuss reports from the independent auditors regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

(4)	The Committee shall discuss with both the Company’s internal accountants and the independent auditors the overall scope and plans for all audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal accountants, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal accountants and the independent auditors, with and without management present, to discuss the results of their examinations and the independent auditors’ evaluation of the cooperation received during the course of the audit.

(5)

The Committee shall from time to time review the periodic financial statements and other financial reports of the Company with management, and with the independent auditors. The Chair of the Committee may represent the entire Committee for the purposes of any such review. The Committee shall also discuss matters required to be communicated to the Company by the independent auditors under generally accepted auditing standards.

(6)	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee shall prepare the “Audit Committee Report” required by SEC regulations to be included in the Company’s annual proxy statement.

(7)	The Committee shall have the authority, without Board approval, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment: (i) of compensation to the independent auditor for the purpose of rendering or issuing an audit report; (ii) of compensation to any advisors or consultants employed by the Committee pursuant to Section 10A(m) of the Exchange Act; and (iii) of ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

(8)	The Committee shall review and reassess the adequacy of this Charter at least on an annual basis and submit proposed changes to the Board for approval.

(9)	The Committee shall review all related party transactions and shall establish procedures covering the review process.

(10)	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(11)	The Committee shall ascertain annually from the independent auditors whether the Company has issues under Section 10A(b) of the Exchange Act, regarding the independent auditors’ discovery of illegal acts.

(12)	The Committee shall review with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

(B) Additional	Authority. The Committee, to the extent it deems necessary or appropriate, may:

(1)	Obtain from the independent auditors an assurance of compliance with Section 10A of the Exchange Act with respect to auditor disclosure of corporate fraud.

(2)	Discuss with management and the independent auditors any matters that the Committee deems relevant, including matters as to which such discussions may be required by applicable Statements on Auditing Standards, such as Numbers 61 and 90 relating to the Company’s financial statements, or the Sarbanes-Oxley Act, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreement with management.

(3)	Review and evaluate the experience and qualifications of the lead partner of the independent auditors’ team and confirm that the independent auditors are taking proper steps to assure that the lead audit partner and the audit partner responsible for reviewing the audit are rotated at least every five years as required by Section 10A(j) of the Exchange Act. The Committee shall set clear hiring policies for employees or former employees of the independent auditors that are consistent with Section 10A(l) of the Exchange Act.

Ú    FOLD AND DETACH HERE    Ú

AMERICAN SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

AUGUST 16, 2004 AT 12:00 P.M.

470 EAST PACES FERRY ROAD, NE

ATLANTA, GEORGIA

FOR HOLDERS OF CLASS A COMMON SHARES

The undersigned hereby appoints James C. Edenfield and Thomas L. Newberry, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Class A Common Shares of AMERICAN SOFTWARE, INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 p.m. on August 16, 2004 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposal stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

Election of Class A Directors. Three Class A Directors to be elected:

                Nominees:

Dennis Hogue	☐ FOR	☐ WITHHOLD AUTHORITY

John J. Jarvis	☐ FOR	☐ WITHHOLD AUTHORITY

James B. Miller, Jr.	☐ FOR	☐ WITHHOLD AUTHORITY

Ú    FOLD AND DETACH HERE    Ú

THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ABOVE PROPOSAL. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT:	Please sign this Proxy exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should please give their full titles.
Pleasevote, sign, date and return this proxy card promptly, using the enclosed envelope. Dated: , 2004 Signature Signature if held jointly